AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
2012 Omnibus Incentive Plan

Form of Nonqualified Stock Option Award Agreement

You have been selected to receive a grant of Nonqualified Stock Options pursuant to the American Axle Manufacturing & Holdings, Inc. 2012 Omnibus Incentive Plan in accordance with the terms and conditions set forth below:
Participant: _______________________________________________________________________________
Number of Options Granted: _________________________________________________________________
Per Share Option Price: _____________________________________________________________________
Grant Date: _______________________________________________________________________________
Expiration Date: ___________________________________________________________________________
THIS AWARD AGREEMENT (the "Agreement"), is made effective as of the Grant Date, as specified above, between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), and the Participant.
RECITALS:
A.  The Company has adopted the American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the "Plan"). The Plan is incorporated in and made a part of this Agreement. Capitalized terms that are not defined in this Agreement have the same meanings as in the Plan; and
B.  The Compensation Committee of the Board of Directors (the “Committee”) determined that it is in the best interests of the Company and its stockholders to grant the number of nonqualified stock options (the “Options”) set forth above to the Participant, pursuant to the Plan and this Agreement.
The parties agree as follows:
1. Grant and Option Price. The Company grants to the Participant the Options. Each Option represents the right to purchase, on the terms and conditions of the Plan and this Agreement, one Share, subject to adjustment pursuant to the Plan.  The purchase price of the Shares subject to the Options (the "Option Price") is specified above. The Options are not intended to be “incentive stock options” within the meaning of Section 422 of the Code.
2. Vesting of the Options. At any time, the portion of the Options that have become vested and exercisable as described in this Section 2 is referred to as the "Vested Portion.”
(a) Vesting Schedule. Subject to Section 2(b), the Options shall vest and become exercisable, on the following dates (each a “Vesting Date”):

Vesting Date	Total Vested Options*
First Annual Anniversary of the Grant Date	33%
Second Annual Anniversary of the Grant Date	67%
Third Annual Anniversary of the Grant Date	100%

*Whole Shares only; fractional Shares, if any, are vested on the subsequent Vesting Date.
(b) Earlier Vesting and Forfeiture.
(i) Early Vesting: To the extent not already vested under the vesting schedule provided in Section 2(a), the Options shall vest and become immediately exercisable in full (by the Participant or the Participant's beneficiary, as applicable) upon the Participant's (A) death, (B) disability, as defined in the Company’s long-term disability plan applicable to the Participant (‘Disability”), or (C) upon a Change in Control..
(ii) Definition of “Change in Control:” For purposes of this Agreement, “Change in Control” means the occurrence of any of the following:

(1)
Any Person acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or

(2)
Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or

(3)
A majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of appointment or elections; or

(4)
Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(iii) Forfeiture: Except as otherwise expressly stated in Section 2(b)(i), if the Participant’s employment with the Company terminates for any reason, to the extent not already vested, the Options shall be forfeited and canceled without consideration, and the Vested Portion of the Options shall remain exercisable for the period set forth in Section 3(a).
3. Exercise of Options.
(a) Period of Exercise. The Participant may exercise all or any part of the Vested Portion of the Options at any time before the earliest of:
(i) The tenth anniversary of the Grant Date (after which the Options shall expire, subject Section 6.3 of the Plan):
(ii) Five years following the date of termination of the Participant's employment as a result of the Participant's death or Disability;
(iii) Five years following the date of Participant’s date of Retirement;
(iv) Ninety days following the date of termination of the Participant's employment by the Company without Cause or the date of the Participant's resignation; and
(v) The date of termination of the Participant's employment by the Company for Cause.
(vi) For purposes of this Agreement, “Retirement” means Participant’s voluntary resignation at any time (i) after attaining age 65, or (ii) after attaining age 55 but prior to age 65 with ten or more years of continuous service with the Company.
(vii) For purposes of this Agreement, "Cause" means (i) neglect of or willful and continuing refusal of the Participant to perform his or her duties with the Company (other than due to Disability), (ii) a breach of any non-competition or "no raid" covenants to which the Participant is subject, (iii) engaging in conduct which is demonstrably injurious to the Company, the Company's Subsidiaries or Affiliates (including, without limitation, a breach of any confidentiality covenant to which the Participant is subject), or (iv) a conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude, dishonesty or theft, in each case as determined in the sole discretion of the Company. If an employment agreement between the Company and the Participant is in effect on the Grant Date, "Cause" has the meaning, if any, defined in the employment agreement.
(b) Method of Exercise.
(i) Subject to Section 3(a), the Vested Portion of the Options may be exercised by delivering to the Company at its principal executive offices, or its designee, written notice of intent to so exercise in accordance with the procedures established by the Company from time to time. The Options may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Options are being exercised and shall be accompanied by payment in full of the aggregate Option Price for the Shares being purchased. The payment of the Option Price shall be made:

(1)	in cash or its equivalent;
(2)	by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;
(3)	through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased;
(4)	through net share settlement or similar procedure involving the withholding of Shares subject to the Options with a value equal to the Option Price; or
(5)	by any combination of (1) (2) (3) and (4).

(ii) Notwithstanding any other provision of the Plan or this Agreement, the Options may not be exercised before the completion of any registration or qualification of the Options or the Shares as required by applicable state and federal securities laws or any ruling or regulation of any governmental body or national securities exchange that the Company shall in its sole discretion determine in good faith to be necessary or advisable. The Participant may not exercise the Options and no Shares will be issued by the Company when such exercise is prohibited by law or any Company policy then in effect.

(iii) In the event of the Participant's death, the Vested Portion of the Options shall remain exercisable by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Agreement shall pass by will or by the laws of descent and distribution to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights granted in this Agreement, subject to the Plan and this Agreement.
4. No Right to Continued Employment or Further Awards.
(a) Neither the Plan nor this Agreement shall (i) be construed as giving the Participant any right to continue in the employ of the Company and its Subsidiaries or (ii) be construed as giving the Participant any right to be reemployed by the Company and its Subsidiaries following any termination of employment. Moreover, the termination of employment provisions set forth in this Agreement only apply to the treatment of the Options as specified herein and shall not otherwise affect the Participant’s employment relationship.
(b) The Options are discretionary awards. None of the Options, this Agreement nor the Plan confers on the Participant any right or entitlement to receive another grant of Options, or any other equity-based award at any time in the future or in respect of any future period.
(c) The Company has granted the Options to the Participant in its sole discretion. The Options do not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year, and do not diminish in any way the Company's discretion to determine the amount, if any, of the Participant's compensation.
5. Transferability.
(a) The Options shall not be transferable other than by will, the laws of descent and distribution, pursuant to a domestic relations order entered into by a court of competent jurisdiction or to a Permitted Transferee for no consideration pursuant to the Plan. Any Option transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Shares delivered to the Participant upon exercise shall not be subject to transfer restrictions and shall be fully paid, non-assessable and registered in the Participant’s name.
(b) Except as set forth in the Plan, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant, or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative.
6.  Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to the Options, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled in Shares, including Shares to be delivered upon exercise of the Options. The obligation of the Company under this Agreement (including the obligation to deliver Shares upon exercise) shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, cash payments and withholding any Shares to be delivered upon exercise.

7. Securities Laws; Shareholder Rights.
(a) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his rights under this Agreement. The Committee may impose such restrictions on any Shares acquired by a Participant under the Options as it may deem necessary or advisable, under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares. In addition, the Shares shall be subject to any trading restrictions, stock holding requirements or other policies in effect from time to time as determined by the Committee.
(b) The Participant shall have no rights as a shareholder of the Company (including, without limitation the right to vote the Shares and the right to receive dividends) with respect to the Options, unless and until Shares are distributed to Participant upon exercise. Following delivery of the Shares upon exercise, the Participant shall have all rights as a shareholder.
8. Notices. Notice under this Agreement shall be addressed to the Company in care of its Secretary at the Company’s principal executive offices and to the Participant at the address appearing in the records of the Company for the Participant, or to either party at another address that the party designates in writing to the other. Notice shall be effective upon receipt.
9. Governing Law. The interpretation, performance and enforcement of the Options and this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall remain in full force and effect.
10. Options Subject to Plan.
(a) The Options are granted subject to the Plan and to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.
(b) To the extent of any inconsistencies between the Plan and this Agreement, the Plan shall govern. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.
(c) The Committee may at any time, or from time to time, terminate, amend, modify or suspend the Plan, and the Committee may amend or modify this Agreement; provided, however, that no termination, amendment, modification or suspension shall materially and adversely alter or impair the rights of the Participant under this Agreement, without the Participant’s written consent.

11. Section 409A.  The Options are not intended to provide for a “deferral of compensation” within the meaning of Section 409A of the Code and shall be interpreted, administered and construed in a manner consistent with that intent. Notwithstanding the forgoing, if any provision of this Agreement or the Plan causes the Options to be subject to the requirements of Section 409A of the Code, or could otherwise cause the Participant to incur any additional tax, accelerated taxation, interest or penalties under Section 409A, the Committee may in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any additional taxes, accelerated taxation, interest and penalties under Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 11 does not create an obligation of the Company to modify the Plan or this Agreement and does not guarantee that the Options will not be subject to taxes, interest and penalties under Section 409A of the Code.
12. Recoupment. The Options and any gains received in connection with the exercise of the Options and the sale of the underlying Shares shall be subject to any clawback, recoupment or similar policy as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.
13. Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.
14. Successor. All obligations of the Company under the Plan and this Agreement, with respect to the Options, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
15. Signature in Counterparts. This Agreement may be signed in counterparts. Each counterpart shall be an original, with the same effect as if the signatures were on the same instrument.

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
By:
Name:
Title:
Agreed and acknowledged
as of the Date of Grant:

{Insert Participant Name}